                                                                    Exhibit 12.1

                     CREDIT SUISSE FIRST BOSTON (USA), INC.
         STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             AND PREFERRED DIVIDENDS
                        (In thousands, except for ratio)

                                                                      For the Years Ended
                                               -------------------------------------------------------------------
                                                  1996          1997          1998          1999          2000
Earnings:
          Income (loss) before provision for
              income taxes                     $   473,800   $   661,100   $   600,500   $   953,500   $(1,522,164)

Add: Fixed Charges
          Interest expense (gross)               2,865,800     4,012,209     4,501,242     4,839,810     8,161,465

               Interest factor in rents             25,515        29,351        38,517        52,563        76,191
                                               -----------   -----------   -----------   -----------   -----------

               Total fixed charges               2,891,315     4,041,560     4,539,759     4,892,373     8,237,656


Earnings before fixed charges,
   and provision for income taxes              $ 3,365,115   $ 4,702,660   $ 5,140,259   $ 5,845,873   $ 6,715,492
                                               ===========   ===========   ===========   ===========   ===========

Ratio of earnings to fixed charges                    1.16          1.16          1.13          1.19          0.82(1)
                                               ===========   ===========   ===========   ===========   ===========

(1) The dollar amount of the deficiency in the ratio of earnings to fixed charges was $1,522,164 for the year ended December 31, 2000.

                     CREDIT SUISSE FIRST BOSTON (USA), INC.
        STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                        (In thousands, except for ratio)

                                                                        For the Years Ended
                                                 -------------------------------------------------------------------
                                                     1996          1997          1998          1999          2000
Earnings:
          Income (loss) before provision for
              income taxes                       $   473,800   $   661,100   $   600,500   $   953,500   $(1,522,164)

Add: Fixed Charges
              Interest(gross)                      2,865,800     4,012,209     4,501,242     4,839,810     8,161,465

               Interest factor in rents               25,515        29,351        38,517        52,563        76,191
                                                 -----------   -----------   -----------   -----------   -----------

               Total fixed charges                 2,891,315     4,041,560     4,539,759     4,892,373     8,237,656

Add: Preferred dividends                              18,653        12,144        21,310        21,180        21,155

          Combined fixed charges and preferred
             dividends                             2,909,968     4,053,704     4,561,069     4,913,553     8,258,811

Earnings before fixed charges
 and provision for income taxes                  $ 3,365,115   $ 4,702,660   $ 5,140,259   $ 5,845,873   $ 6,715,492
                                                 ===========   ===========   ===========   ===========   ===========

Ratio of earnings to fixed charges
    and preferred dividends                             1.16          1.16          1.13          1.19          0.81(1)
                                                 ===========   ===========   ===========   ===========   ===========

(1) The dollar amount of the deficiency in the ratio of earnings to fixed charges and preferred dividends was $1,543,319 for the year ended December 31, 2000.